Exhibit 99.1

Brooks Automation Reports its Fourth Quarter and Year-End Results of Fiscal 2020, Ended September 30, 2020, and Announces Quarterly Cash Dividend

Significant Earnings Growth Driven by Operating Margin Expansion and Double-Digit Revenue Growth in Both Life Sciences and Semiconductor Solutions

CHELMSFORD, Mass., November 10, 2020 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the fourth fiscal quarter and fiscal year, ended September 30, 2020.

Financial Results Summary

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2020	2019	Change	2020	2019	Change
Revenue	$246	$199	24%	$897	$781	15%
Semiconductor Solutions	$138	$105	31%	$509	$447	14%
Life Sciences	$108	$94	15%	$389	$334	16%

Diluted EPS Continuing Operations	$0.39	$0.07	447%	$0.88	$0.13	567%
Diluted EPS Total	$0.39	$5.68	NM	$0.88	$6.04	NM

Non-GAAP Diluted EPS Continuing Operations	$0.47	$0.23	100%	$1.26	$0.76	65%

Adjusted EBITDA	$54	$31	75%	$161	$128	26%

Management Comments

“We delivered a robust quarter and completed a milestone year for the company,” commented Steve Schwartz, President and CEO. “The Semiconductor Solutions and Life Sciences businesses each continued their momentum during the quarter, once again achieving operating margin expansion and delivering double-digit growth for the year. The growth is proof of our ability to lead and service two markets that have remained robust in spite of the pandemic. Our global team’s dedication and our business model’s strength keeps us positioned to address the ever-changing challenges of these unprecedented times as we move into fiscal 2021.”

Summary of GAAP Results

Fourth Quarter, Fiscal 2020

●	Revenue for the fourth fiscal quarter was $246 million, up 24% year over year. Diluted EPS from continuing operations was $0.39 per share compared to $0.07 per share in the fourth quarter of 2019.
●	Life Sciences revenue of $108 million grew 15% year over year and 16% sequentially. Year-over-year organic growth was 17%. Life Science Products grew 20% year over year, and Life Science Services grew 12%. Organic revenue growth in Q4, from what was previously defined as Sample Management, was 14% year-over-year.

●	Semiconductor Solutions revenue was $138 million, an increase of 31% year over year and 9% sequentially. The growth was primarily driven by 50% year-over-year growth in Automation, while Contamination Control Solutions and Services each contributed single-digit growth.

Full Year, Fiscal 2020

●	Revenue for fiscal 2020 was $897 million, an increase of 15% compared to fiscal 2019, supported by double-digit growth in both Life Sciences and Semiconductor.
●	Life Sciences revenue of $389 million was 16% higher than fiscal 2019. Life Sciences Products grew 9% and Life Sciences Services grew 20%, year over year. In total, the Life Sciences business organic growth was 10%, including 7% organic growth from Sample Management.
●	Semiconductor Solutions revenue was $509 million, up 14% over the prior year. Growth was led by Contamination Control Solutions at 33%, while Automation products and Services increased 8% and 1%, respectively.
●	Pre-tax income from continuing operations of $75 million was up $66 million from the prior year. The improvement was significantly driven by operating income of $78 million, which was up $32 million, or 70%, year over year. Net interest expense was $2 million for the year, a reduction of $19 million from 2019. In addition, the prior fiscal year included a $14 million loss on the extinguishment of debt.
●	The GAAP effective tax rate was 13.3% for the year.
●	Diluted EPS from continuing operations was $0.88 compared to $0.13 in 2019. Total diluted EPS for this fiscal year was $0.88 compared to $6.04 in 2019. Discontinued operations in fiscal 2019 provided $5.91 per diluted share primarily from the $409 million gain on the sale of the Semiconductor Cryogenics business.

Summary of Non-GAAP Results for Continuing Operations

Fourth Quarter, Fiscal 2020

●	Diluted EPS from continuing operations for the fourth quarter was $0.47, up 100% over the prior year and up 48% sequentially.
●	Operating income was $45 million, an increase of 112% year over year and 51% sequentially. Operating margin was 18.2%, up 760 basis points year over year and 470 basis points sequentially. The margin expansion was driven by gross margin improvements coupled with operating expense control.
●	Gross margin was 46.6%, an increase of 490 basis points year over year and 310 basis points sequentially. Gross margin expansion was driven by improvements in both Life Sciences and Semiconductor Solutions, both sequentially and year over year.
●	The total Life Sciences operating margin was 16.2%, an increase of 900 basis points year over year and 910 basis points from the prior quarter. Gross margin performance of 50.5%, which was up 790 basis points year over year and up 580 basis points sequentially, was the primary driver of improved operating margin. The Life Sciences Products business gross margin remained stable with a 50 basis point decline sequentially, and an increase of 390 basis points year over year, driven by sustained improvements achieved earlier in the fiscal year. The Life Sciences Services sequential improvement consisted of 590 basis points that was driven by improved performance, and another 350 basis points from the favorable mix effect of unwinding the Alliance support agreement with RUCDR. In the Alliance arrangement, RUCDR performed the substantive services while Brooks Life Sciences provided contract management and other support services which came at low gross margins. In this fourth fiscal quarter, we dissolved the business arrangement and going forward we will have only a nominal amount of revenue in final support of some ongoing contracts. The reported margins for Life Science Services are up 1,020 basis points year over year.
●	Semiconductor Solutions operating margin was 20.2%, an increase of 720 basis points from the prior year and up 170 basis points from the third quarter of 2020. Gross margin of 43.6%, up 260 basis points year over year and 90 basis points sequentially, was the primary driver of the operating margin expansion.
●	Adjusted EBITDA was $54 million, up 75% from the fourth quarter of 2019 and 34% sequentially.

Full Year, Fiscal 2020

●	Non-GAAP diluted EPS from continuing operations was $1.26, a 65% increase compared to $0.76 in 2019. The increase reflects the 15% revenue growth described in the GAAP summary, 200 basis points improvement in non-GAAP operating margin, and a reduction in net interest expense of $19 million.
●	The non-GAAP effective tax rate for the year was 21.9%.
●	Operating income was $122 million, a 36% increase from 2019, supported by non-GAAP gross margins of 43.6%, which improved 170 basis points. The increase in gross margin was driven by 410 basis points improvement in the Life Sciences gross margin.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Cash and Liquidity

●	Cash flow from operations for the fourth quarter was $52 million. On a full year basis, excluding the $92 million tax payment made in the second quarter for the gain on the sale of the Semiconductor cryogenics business, cash flow from operations increased 24% to $129 million. This compares to cash from operations in 2019 of $104 million excluding the transaction fees associated with the sale of the Semiconductor cryogenics business.
●	The Company ended the fourth quarter with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $306 million. With total debt of $51 million, net cash at September 30, 2020 was $255 million.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on December 17, 2020 to stockholders of record on December 4, 2020. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for First Quarter Fiscal 2021

The Company announced revenue and earnings guidance for the first quarter of fiscal 2021. Revenue is expected to be in the range of $237 million to $251 million and non-GAAP diluted earnings per share is expected to be in the range of $0.37 to $0.47. GAAP diluted earnings per share for the first fiscal quarter is expected to be in the range of $0.27 to $0.37.

Conference Call and Webcast

Brooks management will webcast its fourth quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-897-4057 (US & Canada only) or +1-212-231-2914 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks (Nasdaq: BRKS) is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide. The Company’s Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.  Brooks Life Sciences’ GENEWIZ division is a leading provider of DNA gene sequencing and gene synthesis services. With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world’s leading semiconductor chip makers and equipment manufacturers.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978-262-2635

mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978-262-2400
sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue
Products	$160,547	$122,202	$573,876	$504,029
Services	85,649	77,009	323,397	276,819
Total revenue	246,196	199,211	897,273	780,848
Cost of revenue
Products	91,400	72,658	337,442	302,237
Services	42,827	46,399	179,807	162,351
Total cost of revenue	134,227	119,057	517,249	464,588
Gross profit	111,969	80,154	380,024	316,260
Operating expenses
Research and development	15,336	14,882	59,063	56,368
Selling, general and administrative	62,271	53,451	241,137	211,960
Restructuring charges	241	1,209	1,366	1,894
Total operating expenses	77,848	69,542	301,566	270,222
Operating income	34,121	10,612	78,458	46,038
Interest income	(16)	602	849	1,449
Interest expense	(679)	(903)	(2,944)	(22,250)
Loss on extinguishment of debt	—	(5,288)	—	(14,339)
Other expenses, net	(73)	(339)	(1,391)	(1,455)
Income before income taxes	33,353	4,684	74,972	9,443
Income tax benefit	4,380	(511)	9,937	(111)
Income from continuing operations	$28,973	$5,195	$65,035	$9,554
Income (loss) from discontinued operations, net of tax	—	407,130	(182)	427,862
Net income	$28,973	$412,325	$64,853	$437,416
Basic net income per share:
Income from continuing operations	$0.39	$0.07	$0.88	$0.13
Income (loss) from discontinued operations, net of tax	-	5.63	(0.00)	5.95
Basic net income per share	$0.39	$5.71	$0.88	$6.08
Diluted net income per share:
Income from continuing operations	$0.39	$0.07	$0.88	$0.13
Income (loss) from discontinued operations, net of tax	-	5.61	(0.00)	5.91
Diluted net income per share	$0.39	$5.68	$0.88	$6.04

Weighted average shares outstanding used in computing net income per share:
Basic	73,808	72,273	73,557	71,992
Diluted	74,004	72,558	73,850	72,386

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$295,649	$301,642
Marketable securities	67	34,124
Accounts receivable, net	188,291	165,602
Inventories	114,834	99,445
Prepaid expenses and other current assets	50,612	46,332
Total current assets	649,453	647,145
Property, plant and equipment, net	117,665	100,669
Long-term marketable securities	3,101	2,845
Long-term deferred tax assets	4,979	5,064
Goodwill	501,536	488,602
Intangible assets, net	218,325	251,168
Other assets	64,066	20,506
Total assets	$1,559,125	$1,515,999
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$827	$829
Accounts payable	61,758	58,919
Deferred revenue	31,357	29,435
Accrued warranty and retrofit costs	8,201	7,175
Accrued compensation and benefits	43,267	31,375
Accrued restructuring costs	181	1,040
Accrued income taxes payable	10,094	99,263
Accrued expenses and other current liabilities	55,433	44,234
Total current liabilities	211,118	272,270
Long-term debt	49,588	50,315
Long-term tax reserves	19,168	18,274
Long-term deferred tax liabilities	17,798	20,636
Long-term pension liabilities	6,406	5,338
Long-term operating lease liabilities	31,855	—
Other long-term liabilities	9,578	10,212
Total liabilities	345,511	377,045
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,293,710 shares issued and 73,831,841 shares outstanding at September 30, 2020, 85,759,700 shares issued and 72,297,831 shares outstanding at September 30, 2019	873	857
Additional paid-in capital	1,942,850	1,921,954
Accumulated other comprehensive income	21,919	3,511
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(551,072)	(586,412)
Total stockholders' equity	1,213,614	1,138,954
Total liabilities and stockholders' equity	$1,559,125	$1,515,999

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2020	2019
Cash flows from operating activities
Net income	$64,853	$437,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,496	54,454
Impairment of property, plant and equipment	—	285
Stock-based compensation	16,317	20,113
Amortization of premium on marketable securities and deferred financing costs	233	1,121
Earnings of equity method investments	—	(6,188)
Deferred income taxes	(5,407)	(15,161)
Loss on extinguishment of debt	—	14,339
Other gains on disposals of assets	226	209
Loss (gain) on sale of divestiture, net of tax	319	(408,575)
Contingent transaction fees paid stemming from divestiture	—	(13,388)
Taxes paid stemming from divestiture	(91,500)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(18,755)	(11,445)
Inventories	(13,144)	(2,933)
Prepaid expenses and current assets	25,642	(16,009)
Accounts payable	792	4,695
Deferred revenue	(139)	4,213
Accrued warranty and retrofit costs	760	1,109
Accrued compensation and tax withholdings	11,097	(6,453)
Accrued restructuring costs	(865)	399
Proceeds from recovery on insurance claim	—	1,082
Accrued expenses and current liabilities	(18,059)	31,615
Net cash provided by operating activities	37,866	90,898
Cash flows from investing activities
Purchases of property, plant and equipment	(39,924)	(23,861)
Purchases of marketable securities	(10,894)	(35,225)
Sales of marketable securities	2,492	48,903
Maturities of marketable securities	42,328	2,557
Proceeds from divestiture	—	661,642
Acquisitions, net of cash acquired	(15,744)	(442,704)
Purchase of other investment	(1,000)	—
Net cash (used in) provided by investing activities	(22,742)	211,312
Cash flows from financing activities
Proceeds from term loans, net of discount	—	686,386
Proceeds from issuance of common stock	4,595	3,422
Payments of financing costs	—	(687)
Principal payments on debt	(828)	(850,190)
Payments of finance leases	(1,277)	(1,197)
Common stock dividends paid	(29,513)	(28,895)
Net cash used in financing activities	(27,023)	(191,161)
Effects of exchange rate changes on cash and cash equivalents	9,254	(3,586)
Net (decrease) increase in cash and cash equivalents	(2,645)	107,463
Cash, cash equivalents and restricted cash, beginning of period	305,171	197,708
Cash and cash equivalents and restricted cash, end of period	$302,526	$305,171

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$295,649	$301,642
Short-term restricted cash included in prepaid expenses and other current assets	3,567	3,529
Long-term restricted cash included in other assets	3,310	—
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$302,526	$305,171

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2020		June 30, 2020		September 30, 2019
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income from continuing operations	$28,973	$0.39	$13,696	$0.19	$5,195	$0.07
Adjustments:
Amortization of intangible assets	10,442	0.14	10,390	0.14	8,931	0.12
Restructuring charges	241	0.00	(29)	(0.00)	1,209	0.02
Loss on extinguishment of debt	—	—	—	—	5,288	0.07
Merger costs	19	0.00	10	0.00	134	0.00
Restructuring related charges	—	—	301	0.00	285	0.00
Tax adjustments (1)	(800)	(0.01)	1,502	0.02	—	—
Tax effect of adjustments	(4,369)	(0.06)	(2,561)	(0.03)	(4,165)	(0.06)
Non-GAAP adjusted net income from continuing operations	$34,506	$0.47	$23,309	$0.32	$16,877	$0.23
Stock based compensation, pre-tax	3,969	0.05	3,725	0.05	4,941	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,374	0.05	3,166	0.04	4,200	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$37,880	$0.51	$26,475	$0.36	$21,077	$0.29

Shares used in computing non-GAAP diluted net income per share	—	74,004	—	73,860	—	72,558

	Year Ended
	September 30, 2020		September 30, 2019
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$65,035	$0.88	$9,554	$0.13
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.00
Amortization of intangible assets	41,773	0.57	35,161	0.49
Restructuring related charges	301	0.00	285
Restructuring charges	1,366	0.02	1,894	0.03
Loss on extinguishment of debt	—	—	14,339	0.20
Merger costs	501	0.01	6,679	0.09
Tax Reform - rate change applied to deferred tax liabilities (2)	—	—	1,796	0.02
Tax adjustments (1)	(3,510)	(0.05)	(233)	(0.00)
Tax effect of adjustments	(12,561)	(0.17)	(14,328)	(0.20)
Non-GAAP adjusted net income from continuing operations	$92,905	$1.26	$55,331	$0.76
Stock-based compensation, pre-tax	16,317	0.22	19,516	0.27
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	13,869	$0.19	16,589	0.23
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$106,774	$1.45	$71,920	$0.99

Shares used in computing non-GAAP diluted net income per share	—	73,850	—	72,386

(1)	The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended December 31, 2019 and 2018 to the non-GAAP full year tax rate. The Company elected to exclude a deferred tax benefit realized in the three month period ended December 31, 2019 related to the extension of the 15 percent tax rate incentive in China.

(2)	Adjustments are related to U.S. Federal Tax Reform Transition Tax.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2020	2020	2019	2020	2019
GAAP net income	$28,973	$13,696	$412,325	$64,853	$437,416
Adjustments:
Less: Loss (income) from discontinued operations	—	—	(407,130)	182	(427,862)
Less: Interest income	16	(29)	(602)	(849)	(1,449)
Add: Interest expense	679	810	902	2,944	22,250
Add: Income tax benefit	4,380	5,120	(511)	9,937	(111)
Add: Depreciation	5,295	6,290	5,094	23,723	19,289
Add: Amortization of completed technology	2,813	2,779	2,764	11,007	10,424
Add: Amortization of customer relationships and acquired intangible assets	7,629	7,611	6,167	30,766	24,737
Add: Loss on extinguishment of debt	—	—	5,287	—	14,339
Earnings before interest, taxes, depreciation and amortization	$49,785	$36,277	$24,296	$142,563	$99,033

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2020	2020	2019	2020	2019
Earnings before interest, taxes, depreciation and amortization	$49,785	$36,277	$24,296	$142,563	$99,033
Adjustments:
Add: Stock-based compensation	3,969	3,725	4,941	16,317	19,516
Add: Restructuring charges	240	(29)	1,209	1,366	1,894
Add: Restructuring related charges	—	301	285	301	285
Add: Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184
Add: Merger costs	19	10	134	502	6,679
Adjusted earnings before interest, taxes, depreciation and amortization	$54,013	$40,284	$30,865	$161,049	$127,591

	Quarter Ended
Dollars in thousands	September 30, 2020		June 30, 2020		September 30, 2019
GAAP gross profit/margin percentage	$111,969	45.5%	$92,788	42.1%	$80,154	40.2%
Adjustments:
Amortization of completed technology	2,813	1.1	2,779	1.3	2,764	1.4
Restructuring related charges	—	—	301	0.1	285	0.1
Non-GAAP adjusted gross profit/gross margin percentage	$114,782	46.6%	$95,868	43.5%	$83,203	41.8%
					1

	Year Ended
Dollars in thousands	September 30, 2020		September 30, 2019
GAAP gross profit/margin percentage	$380,024	42.4%	$316,260	40.5%
Adjustments:
Amortization of completed technology	11,007	1.2	10,424	1.3
Purchase accounting impact on inventory and contracts acquired	—	—	184	—
Restructuring related charges	301	0.0	285	0
Non-GAAP adjusted gross profit/gross margin percentage	$391,332	43.6%	$327,153	41.9%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	Sep 30, 2020		Jun 30, 2020		Sep 30, 2019
GAAP gross profit/margin percentage	$59,435	43.1%	$53,524	42.1%	$42,262	40.2%
Adjustments:
Amortization of completed technology	736	0.5	717	0.6	868	0.8
Non-GAAP adjusted gross profit/margin percentage	$60,171	43.6%	$54,241	42.7%	$43,130	41.1%

	Brooks Life Sciences Products						Brooks Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	Sep 30, 2020		Jun 30, 2020		Sep 30, 2019		Sep 30, 2020		Jun 30, 2020		Sep 30, 2019
GAAP gross profit/margin percentage	$16,701	43.2%	$13,258	43.6%	$12,575	39.2%	$35,832	51.5%	$26,006	41.4%	$25,316	40.8%
Adjustments:
Amortization of completed technology	293	0.8	287	0.9	304	0.9	1,784	2.6	1,776	2.8	1,592	2.6
Restructuring related charges	—	—	—	—	—	—	—	—	301	0.5	285	0.5
Non-GAAP adjusted gross profit/margin percentage	$16,994	44.0%	$13,545	44.5%	$12,879	40.1%	$37,616	54.0%	$28,083	44.7%	$27,193	43.8%

	Brooks Life Sciences Total
	Quarter Ended
Dollars in thousands	Sep 30, 2020		Jun 30, 2020		Sep 30, 2019
GAAP gross profit/margin percentage	$52,533	48.5%	$39,264	42.1%	$37,891	40.2%
Adjustments:
Amortization of completed technology	2,077	1.9	2,063	2.2	1,896	2.0
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	—	—
Restructuring related charges	—	—	301	0.3	285	0.3
Non-GAAP adjusted gross profit/margin percentage	$54,610	50.5%	$41,628	44.6%	$40,072	42.6%

	Brooks Semiconductor Solutions Group
	Year Ended September 30,
Dollars in thousands	2020		2019
GAAP gross profit/margin percentage	$207,896	40.9%	$181,659	40.7%
Adjustments:
Amortization of completed technology	2,908	0.6	3,600	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.0
Non-GAAP adjusted gross profit/margin percentage	$210,804	41.4%	$185,443	41.5%

	Brooks Life Sciences Products				Brooks Life Sciences Services
	Year Ended September 30,				Year Ended September 30,
Dollars in thousands	2020		2019		2020		2019
GAAP gross profit/margin percentage	$55,718	42.9%	$43,577	36.6%	$116,428	45.0%	$91,027	42.3%
Adjustments:
Amortization of completed technology	1,165	0.9	1,238	1.0	6,935	2.7	5,586	2.6
Restructuring related charges	—	—	—	—	301	0.1	285	0.1
Non-GAAP adjusted gross profit/margin percentage	$56,883	43.8%	$44,815	37.7%	$123,664	47.8%	$96,898	45.0%

	Brooks Life Sciences Total
	Year Ended September 30,
Dollars in thousands	2020		2019
GAAP gross profit/margin percentage	$172,146	44.3%	$134,604	40.3%
Adjustments:				-
Amortization of completed technology	8,100	2.1	6,824	2.0
Restructuring related charges	301	0.1	285	0.1
Non-GAAP adjusted gross profit/margin percentage	$180,547	46.5%	$141,713	42.4%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences Products			Brooks Life Sciences Services			Brooks Life Sciences Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	Sept 30,	Jun 30,	Sept 30,	Sept 30,	Jun 30,	Sept 30,	Sept 30,	Jun 30,	Sept 30,	Sept 30,	Jun 30,	Sept 30,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit	$27,094	$22,697	$12,726	$4,072	$2,195	$828	$11,353	$2,032	$3,758	$15,425	$4,227	$4,586
Adjustments:
Amortization of completed technology	736	717	868	293	287	304	1,784	1,776	1,592	2,077	2,063	1,896
Restructuring related charges	—	—	—	—	—	—	—	301	285	—	301	285
Non-GAAP adjusted operating profit	$27,830	$23,414	$13,594	$4,365	$2,482	$1,132	$13,137	$4,109	$5,635	$17,502	$6,591	$6,767

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	Sept 30,	Jun 30,	Sept 30,	Sept 30,	Jun 30,	Sept 30,	Sept 30,	Jun 30,	Sept 30,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit (loss)	$42,519	$26,924	$17,312	$(8,398)	$(7,825)	$(6,700)	$34,121	$19,099	$10,612
Adjustments:
Amortization of completed technology	2,813	2,780	2,764	—	—	—	2,813	2,780	2,764
Amortization of customer relationships and acquired intangible assets	—	—	—	7,629	7,611	6,167	7,629	7,611	6,167
Restructuring charges	—	—	—	241	(29)	1,209	241	(29)	1,209
Merger costs	—	—	—	19	10	134	19	10	134
Restructuring related charges	—	301	285	—	—	—	—	301	285
Non-GAAP adjusted operating profit (loss)	$45,332	$30,005	$20,361	$(509)	$(233)	$810	$44,823	$29,772	$21,171

	Brooks Semiconductor Solutions Group		Brooks Life Sciences Products		Brooks Life Sciences Services		Brooks Life SciencesTotal
	Year Ended September 30,		Year Ended September 30,		Year Ended September 30,		Year Ended September 30,
Dollars in thousands	2020	2019	2020	2019	2020	2019	2020	2019
GAAP operating profit	$80,043	$66,176	$8,188	$(3,073)	$21,596	$16,595	$29,784	$13,522
Adjustments:
Amortization of completed technology	2,908	3,600	1,165	1,238	6,935	5,586	8,100	6,824
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	285	—	285
Restructuring related charges	—	—	—	—	301	—	301	—
Non-GAAP adjusted operating profit	$82,951	$69,960	$9,353	$(1,835)	$28,832	$22,466	$38,185	$20,631

	Total Segments		Corporate		Total
	Year Ended September 30,		Year Ended September 30,		Year Ended September 30,
Dollars in thousands	2020	2019	2020	2019	2020	2019
GAAP operating profit (loss)	$109,827	$79,698	$(31,369)	$(33,660)	$78,458	$46,038
Adjustments:
Amortization of completed technology	11,008	10,424	—	—	11,008	10,424
Amortization of customer relationships and acquired intangible assets	—	—	30,766	24,737	30,766	24,737
Restructuring charges	—	—	1,366	1,894	1,366	1,894
Purchase accounting impact on inventory and contracts acquired	—	469	—	—	—	469
Merger costs	—	—	501	6,679	501	6,679
Restructuring related charges	301	—	—	—	301	—
Non-GAAP adjusted operating profit (loss)	$121,136	$90,591	$1,264	$(350)	$122,400	$90,241